Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-133194, 333-121971, and 333-140744 on Form S-3, 333-136911 on Form S-4, and 333-140912, 333-63101, 333-71990, 333-71992, 333-81134, 333-93193, 333-127890, and 333-127889 on Form S-8 of Integrys Energy Group, Inc. (formerly WPS Resources Corporation) of our report dated December 14, 2006 relating to the consolidated financial statements and financial statement schedules of Peoples Energy Corporation as of September 30, 2006 and 2005 and for the years ended September 30, 2006, 2005 and 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 47, “Conditional Asset Retirement Obligations”), and our report dated December 14, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Peoples Energy Corporation for the year ended September 30, 2006 and incorporated by reference in this Form 8-K/A.

/s/ Deloitte & Touche LLP

Chicago, Illinois
May 3, 2007